                                                                   EXHIBIT 10.25

                              SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT (this "Agreement") is made and entered into as of this 15th day of October 1999, by and between MARK IVIE, a resident of St. Louis County, Missouri ("Ivie"), and DIGITAL BROADCAST NETWORK CORPORATION, a Missouri corporation ("dbn").

                                   RECITALS
                                   --------

     A.   Ivie is one of the founders and executive officer of dbn.

     B. Ivie and dbn are parties to that certain Employment Agreement, dated as of March 1, 1999 (the "Employment Agreement"); Ivie and dbn are a party to that certain Co-Sale Agreement dated the 30/th/ day of June, 1999 (the "Co-Sale Agreement"), Ivie and dbn are a party to that certain Voting Agreement dated the 30/th/ day of June, 1999 (the "Voting Agreement") and Ivie and dbn are a party to that certain Restricted Common Stock Agreement dated the 2nd day of February, 1998 (the "Restricted Common Stock Agreement") and that certain indemnification agreement dated June 15, 1998 ("Indemnification Agreement").

     C. Ivie desires to terminate his employment with dbn in order to develop and pursue other business ventures.

     D. Ivie and dbn desire to terminate the Employment Agreement and to set forth herein the agreement between them regarding Ivie' separation from employment with dbn.

     E. For and in consideration of the covenants, agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by Ivie and dbn, Ivie and dbn hereby agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Resignation. Ivie hereby resigns, effective as of the 31/st/ day of
          -----------
October, 1999 which resignation shall be irrevocable and this Agreement shall constitute his resignation, as an employee of dbn without any further action on the part of Ivie or dbn. dbn shall pay and provide Ivie his current salary through October 31, 1999, net of usual withholdings and Ivie shall provide such services to dbn as requested by dbn through October 31, 1999. Ivie and dbn hereby terminate the Employment Agreement effective as of the date hereof; provided, however, that Section 4 of the Employment Agreement (but not any other Sections of the Employment Agreement that could apply to such Section 4, such as
Section 8 of the Employment Agreement) shall survive and remain in full force and effect as if republished and incorporated by reference herein.

     2.   Severance Payments and Other Benefits.
          -------------------------------------

          a. In consideration of the covenants and agreements of Ivie set forth in Section 3 hereof, dbn shall continue to pay Ivie, a bi-monthly severance payment equal to Ivie's base gross bi-monthly income, minus applicable federal and state tax withholding) through and including April 30, 2000.

          b. dbn shall continue to maintain, at the sole cost and expense of dbn, health and dental insurance coverage, on the same terms, conditions and coverage as exist on the date hereof, for Ivie and his eligible dependents (which shall include those persons in Ivie' family currently covered under dbn's health and insurance coverage) from the date hereof until October 31, 2000. Alternatively, Ivie may, at his option at any time between the date hereof and October 31, 2000, obtain his own policy of health and dental insurance coverage (on terms no less favorable than the terms under dbn's existing coverage) for Ivie and his eligible dependents (which shall include those persons in Ivie' family currently covered under dbn's health and insurance coverage) and dbn shall pay the costs and expenses of such insurance coverage until October 31, 2000 in an amount not to exceed the amount that dbn would be responsible for under the first sentence of this Section 2.b.

          c. dbn shall, in compliance with COBRA, offer Ivie and his eligible dependents continuation coverage in compliance with COBRA from and after October 31, 2000, at the sole cost and expense of Ivie.

          d. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts payable, or in any way diminish, Ivie' rights under any benefit, 401(k), retirement, defined contribution, defined benefit or other plan or arrangement as of the date of this Agreement.

     3.   Non-Competition.
          ---------------

          a. From the date hereof and for one (1) year thereafter (the "Restricted Period"), Ivie shall not, within the continental United States, directly or indirectly, acting alone or with others, voluntarily or involuntarily, own, operate, engage in, have an interest in, control through stock ownership or otherwise, or become employed by, work for, advise, be connected with, consult with or represent in any capacity or in any manner whatsoever in any role, any individual, firm, corporation, partnership, association or other entity (other than dbn) who or which is engaged in business as a "Netsourcing company" (as such terms are used and described in dbn's current business plan, website or marketing materials which are incorporated herein by this reference); provided, however, that the foregoing restrictions shall not be construed or otherwise interpreted so as to prevent Ivie from owning stock or other securities in a company if (i) such stock or securities are owned for investment purposes only, (ii) Ivie does not, directly or indirectly, acting alone or with others, participate in the management or operation of such company, and (iii) such company has a class of stock publicly traded or tradeable on the New York Stock Exchange, The Nasdaq National Market or any other recognized national stock exchange (no Internet alternative trading system or order matching system shall be considered a national stock exchange for this purpose).

          b. During the Restricted Period, Ivie shall not, either directly or indirectly, either on his own behalf or on behalf of any other individual, firm, corporation, partnership, association or other entity, approach or solicit customers of dbn as of the date hereof with a view towards diverting or attempting to divert from dbn any business which dbn has enjoyed, to Ivie or to any other individual, firm, corporation, partnership, association or other entity. During the Restricted Period, Ivie shall not, directly or indirectly, either on his own behalf or on behalf of any other individual, firm, corporation, partnership, association or other entity, approach or solicit employees, consultants, or other associates of dbn with a view towards terminating said employee's, consultant's or other associate's employment, relationship or association with dbn; provided, however, that the foregoing restrictions shall not apply to any person who shall have been terminated by dbn.

          c. Ivie shall keep all Confidential Information (as defined below in this Section 3(c)) in the strictest confidence and shall not discuss, publish, communicate, transmit, reproduce or otherwise disclose such Confidential Information to anyone who is not a professional advisor of Ivie. In the event that Ivie shall become legally compelled to disclose any of the Confidential Information, Ivie shall provide dbn with prompt notice thereof so that dbn may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy shall not be obtained by dbn or dbn shall have waived compliance with the provisions of this Agreement, then Ivie shall furnish or cause to be furnished only that portion of the Confidential Information which Ivie shall have been legally required to furnish. The term "Confidential Information," as used herein, shall mean any communication disclosed to Ivie by dbn or known by Ivie as a consequence of or through his past or present employment or business relationship with dbn, which constitutes dbn's proprietary and non-public method(s) of doing business, including, but not limited to, any information related to trade secrets, pricing formulas, know-how, test data, customer lists, vendor lists, training and operating manuals, software and reporting systems; provided, however, that the term "Confidential Information" shall not include such portions of any such communication or information which: (i) are or become generally available to the public other than as a result of a disclosure by Ivie in violation of his obligation of confidentiality hereunder; or (ii) become available to Ivie on a non-confidential basis from a source which is not prohibited from disclosing such information to Ivie by a legal, contractual or fiduciary obligation to dbn.

     4.   Releases.
          --------

          a. dbn (on behalf of itself and its shareholders, officers, directors, employees, affiliates, agents, successors and assigns) hereby irrevocably, unconditionally and forever releases, waives, discharges and covenants not to sue Ivie (and his heirs, personal representatives and advisors) from and with respect to any and all claims, charges, debts, judgments, demands, liabilities, obligations, damages and causes of action (personal, statutory or otherwise) whether known or unknown, matured or unmatured, fixed or contingent, which dbn (or its shareholders, officers, directors, employees, affiliates, agents, successors and assigns) may have or assert against Ivie (and his heirs and personal representatives), for any reason whatsoever, for, or arising out of, or related to, or in connection with, actions or omissions occurring or matters existing prior to or as of the date hereof, including, but not limited to, any such matter as arises out of, relates to or is in connection with Ivie' capacity as a shareholder, director, officer or agent of dbn (including, for example, claims for breach of fiduciary duties, corporate opportunities or otherwise). This release and covenant shall not apply to actions to enforce the express terms and provisions of this Agreement or to third party claims against dbn in connection with Ivie' sale of his dbn stock. dbn also shall indemnify and hold harmless Ivie (and his heirs and personal representatives) from any and all claims, damages and losses (including reasonable attorneys' fees) suffered or incurred by Ivie in connection with any personal guaranties made by Ivie, if any, prior to the date hereof with respect to any debts or obligations of dbn.

               This is a full and general release which includes, without limitation, a release of any right dbn may have to sue, with respect to the matters described above: (1) under Title VII of the Civil Rights Act of 1964, as amended, (2) under the Civil Rights Act of 1866, 42 U.S.C. (S) 1981, (3) under the Age Discrimination In Employment Act, 29 U.S.C. (S) 621 et seq., (4) under
                                                            -------
the Missouri Human Rights Act, Chapter 213 of the Missouri Revised Statutes, (5) under any ordinance of the City of St. Louis, (6) Executive Order 11246 or any other state, federal, or local law, ordinance, or regulation dealing with employment discrimination, discrimination on the basis of age or gender, or other form of discrimination, or retaliation for filing any charge or claim, complaining about any practice or conduct or participating or testifying in any investigation, (7) under the Family and Medical Leave Act of 1993, 29 U.S.C.
(S)2601 et seq., (8) under (S) 290.140 of the Missouri Revised Statutes, (8)
        -------
under the National Labor Relations Act, (9) under the Employee Retirement Income Security Act of 1974, as amended, (10) under the Missouri Minimum Wage Act, Sections 290.500-530 of the Missouri Revised Statutes and Section 290.080 et
                                                                          --
seq. of the Missouri Revised Statutes, (11) under any federal or state
----
securities laws, (12) under the Fair Labor Standards Act of 1938, as amended, or the Equal Pay Act, (13) under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or any other law regarding insurance continuation, (14) for damages of any kind including but not limited to damages for personal, emotional, or economic injury, damage to reputation, breach of contract, wrongful discharge, or violation of implied or express contract rights under any state, federal, or local law, decision, or regulation, (15) for lost pay, reinstatement, liquidated damages, or any other form of equitable relief, (16) for overtime pay, vacation or sick pay, violation of any equal pay law, sex discrimination, severance pay, attorneys' fees, expert's fees, or costs, and (17) for personal injury, slander, libel, defamation, fraud, misrepresentation, intimidation, retaliation, intentional tort, economic loss, intentional or negligent infliction of emotional distress, costs, damages, punitive damage, front pay, failure to grant insurance continuation, retaliation, retaliatory or wrongful discharge, breach of contract, or breach of an implied contract.

          This release shall not extinguish the obligation of dbn to indemnify Ivie in accordance with the Indemnification Agreement or otherwise its indemnification obligations arising under its articles or bylaws arising prior to the date of this agreement.

          b. Ivie (on behalf of himself and his heirs, personal representatives and companies or other entities wholly-owned by Ivie and/or Ivie and his spouse and/or children) hereby irrevocably, unconditionally and forever releases, waives, discharges and covenants not to sue dbn (and its shareholders, officers, directors, employees, affiliates, advisors, agents, successors and assigns) from and with respect to any and all claims, charges, debts, judgments, demands, liabilities, obligations, damages and causes of action (personal, statutory or otherwise) whether known or unknown, matured or unmatured, fixed or contingent, which Ivie (and his heirs, personal representatives and companies or other entities wholly-owned by Ivie and/or Ivie and his spouse and/or children) may have or assert against dbn, its shareholders, officers, directors, employees, affiliates, advisors, agents, successors and assigns, for any reason whatsoever, for, or arising out of, or related to, or in connection with, actions or omissions occurring or matters existing prior to or as of the date hereof. This release and covenant shall not apply to (i) actions to enforce the express terms and conditions of this Agreement, and (ii) any claim, charge, debt, judgement, liability, loss, cause of action or other matter that does not arise out of or in connection with, or relate to either (x) the business or operations of dbn or (y) the ownership of dbn stock or other dbn securities.

               This is a full and general release which includes, without limitation, a release of any right Ivie may have to sue, with respect to the matters described above: (1) under Title VII of the Civil Rights Act of 1964, as amended, (2) under the Civil Rights Act of 1866, 42 U.S.C. (S) 1981, (3) under the Age Discrimination In Employment Act, 29 U.S.C. (S) 621 et seq., (4) under
                                                            -------
the Missouri Human Rights Act, Chapter 213 of the Missouri Revised Statutes, (5) under any ordinance of the City of St. Louis, (6) Executive Order 11246 or any other state, federal, or local law, ordinance, or regulation dealing with employment discrimination, discrimination on the basis of age or gender, or other form of discrimination, or retaliation for filing any charge or claim, complaining about any practice or conduct or participating or testifying in any investigation, (7) under the Family and Medical Leave Act of 1993, 29 U.S.C. (S) 2601 et seq., (8) under (S) 290.140 of the Missouri Revised Statutes, (8) under
     -------
the National Labor Relations Act, (9) under the Employee Retirement Income Security Act of 1974, as amended, (10) under the Missouri Minimum Wage Act, Sections 290.500-530 of the Missouri Revised Statutes and Section 290.080 et
                                                                          --
seq. of the Missouri Revised Statutes, (11) under any federal or state
----
securities laws, (12) under the Fair Labor Standards Act of 1938, as amended, or the Equal Pay Act, (13) under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or any other law regarding insurance continuation, (14) for damages of any kind including but not limited to damages for personal, emotional, or economic injury, damage to reputation, breach of contract, wrongful discharge, or violation of implied or express contract rights under any state, federal, or local law, decision, or regulation, (15) for lost pay, reinstatement, liquidated damages, or any other form of equitable relief, (16) for overtime pay, vacation or sick pay, violation of any equal pay law, sex discrimination, severance pay, attorneys' fees, expert's fees, or costs, and (17) for personal injury, slander, libel, defamation, fraud, misrepresentation, intimidation, retaliation, intentional tort, economic loss, intentional or negligent infliction of emotional distress, costs, damages, punitive damage, front pay, failure to grant insurance continuation, retaliation, retaliatory or wrongful discharge, breach of contract, or breach of an implied contract.

               Ivie hereby waives any and all rights to request a service letter under Section 290.140 R.S.Mo., and agrees not to request any such letter. Ivie further agrees that for purposes of any such letter or other inquiry, the reason for his cessation of employment is his voluntary resignation.

     5.   Rights as Shareholder. The provisions of this Agreement shall not
          ---------------------
affect or otherwise diminish the rights that Ivie has as of the date hereof as a shareholder of dbn.

     6.   Invalidity of Provisions; Independence of Certain Provisions. In the
          ------------------------------------------------------------
event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any court or other body having appropriate jurisdiction determines that any provision of this Agreement is invalid or unenforceable because it is too broad or otherwise unreasonable (including the area and duration of the restraints on competition provided in Section 3 hereof), such overbroad or unreasonable provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

     7.   Governing Law. This Agreement shall be construed and governed by the
          -------------
laws of the State of Missouri.

     8.   Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of any successors or assigns of dbn and this Agreement shall be binding upon and inure to the benefit of the heirs and personal representatives of Ivie. In the event that dbn is merged with or consolidated into another entity or sells or transfers all or substantially all of its assets, then the survivor of such merger or consolidation or the purchaser of such assets, as the case may be, shall assume all of the obligations of dbn hereunder.

     9.   No Waiver. Any delay or failure by dbn or Ivie to exercise a right
          ---------
under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

     10.  Entire Agreement. This writing contains the whole and entire agreement
          ----------------
of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings; provided, however, that this Agreement shall not supersede or otherwise terminate the Co-Sale Agreement, the Voting Agreement, the Indemnification Agreement or the Restricted Stock Purchase Agreement which shall continue in full force and effect in accordance with their respective terms.

     11.  Amendments. No amendments or variations of the terms or conditions of
          ----------
this Agreement shall be valid unless in writing and signed by the parties thereto.

     12.  Registration Rights. Ivie shall be entitled to receive registration
          -------------------
rights with respect to his shares of dbn stock on terms that are at least as favorable as the terms granted by dbn to its officer(s), director(s), executive(s), and/or employee(s).

     13.  Miscellaneous.
          -------------

          a. dbn and Ivie shall, within five (5) days after the date hereof, change the billing on his cellular phone to his personal account and Ivie shall thereafter pay all outstanding amounts due as of such date.

          b. At the time of signing this Agreement, dbn and Ivie shall cancel his American Express credit cards. Contemporaneous with the execution of this Agreement, Ivie shall pay or otherwise reimburse dbn for all personal obligations incurred by Ivie under such credit cards then outstanding. Ivie hereby represents and warrants that he has no other credit arrangements or obligations in respect of which dbn is or could become liable in whole or part.

          c. dbn shall promptly forward to Ivie (at the address set forth in Section 14.a hereof or at such other address as Ivie may from time to time designate in writing to dbn) personal mail, packages, faxes and other correspondence sent to Ivie at the dbn offices from and after the date hereof.

     14.  Counterpart Facsimile Execution. For purposes of this Agreement, a
          -------------------------------
document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.
No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section 14.

     IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement as of the date above written.

     I HAVE READ THIS SEVERANCE AGREEMENT, UNDERSTANDING ALL ITS TERMS, AND SIGN IT AS MY FREE ACT AND DEED.


                                   /s/ Mark Ivie
                                   --------------------------------
                                   Mark Ivie

     I HAVE READ THIS SEVERANCE AGREEMENT, UNDERSTANDING ALL ITS TERMS, AND SIGN IT ON BEHALF OF DBN AS THE FREE ACT AND DEED OF DBN WITH FULL AUTHORITY TO EXECUTE THIS DOCUMENT ON BEHALF OF DBN.


                                   DIGITAL BROADCAST NETWORK CORPORATION

                                   By: /s/ Richard Skoba
                                       -----------------------------
                                       Richard Skoba
                                       Vice President of Channel Development